Exhibit 5.1

To:	October 22, 2020

B.O.S. Better Online Solutions Ltd.
20 Freiman Street

Rishon LeZion, 7535825

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to B.O.S. Better Online Solutions Ltd. (the “Company”) in connection with the registration on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and as shall be set forth in one or more supplements to the Registration Statement (each, a “Prospectus Supplement”), of any or all of the following securities (the “Securities”): (i) ordinary shares, nominal value of NIS 80 each (“Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (“Warrants”); and (iii) units consisting of the Ordinary Shares and Warrants (“Units”), for offer and sale from time to time in one or more offerings by the Company of Securities having an aggregate offering price of up to US$ 10,000,000.

Any series of Warrants covered by the Registration Statement may be issued under a separate warrant agreement (the “Warrant Agreement”), which may be entered into between the Company and a warrant agent. The Units may be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent.

In connection therewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction of such corporate records, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photocopies or certified copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing and to the other qualification and limitations set forth herein, and subject to the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. With respect to the Ordinary Shares, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Ordinary Shares, the terms of the offering thereof and related matters, (b) effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) delivery and filing of an appropriate prospectus supplement with respect to the offering of the Ordinary Shares in compliance with the Act and the applicable rules and regulations thereunder, (d) approval by the board of directors of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Ordinary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Ordinary Shares in accordance with the provisions of any such Securities Agreement, such Ordinary Shares, including any Ordinary Shares issued upon exercise or conversion of any Warrants, will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters, (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Act and the applicable rules and regulations thereunder, (e) entry by the Company into, and performance by the Company under, any applicable Warrant Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Warrants may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the articles of association of the Company (as then in effect) (the “Articles”), the Warrant Agreement and any warrant certificates, of the terms of the Warrants and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Warrant Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein, of the Warrants and (h) receipt by the Company of the consideration for the Warrants in accordance with the provisions of any such Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company.

Tel-Aviv: 45 Rothschild Blvd., Herzliya: 1 Abba Eban Blvd

Phone: +972-3-7109191 Fax: +972-3-5606555

E-mail address: office@gornitzky.com P.O.B 29141 Tel-Aviv 6578403 Israel

Advocates&Notaries

www.gornitzky.com

ESTABLISHED - 1938

Eric J. Gornitzky (1921 – 1997) Boaz Nahir (1930 – 2006) Ariel Zelichov (1955 – 2009) Dalia Ronen (1956 – 2000) Hagar Alon-Windman (1978 – 2013) Daphna Talgam (1954 – 2015)	* Member of the New York State Bar ** Member of the New York State Bar and Massachusetts Bar *** Solicitor in England & Wales

Pinhas Rubin

Moriel Matalon

Jack Smith

Eyal Marom

Ofer Tzur

Itay Geffen

Eyal Raz

Erez Harel

Chaim Y. Friedland*

Lior Porat

Yaron Elhawi

Sharon Werker-Sagy

Elite Elkon

Eli Elya

Shlomo Cohen

Daniel Paserman(CPA)

Gil Grady (CPA)

Noam Ronen

Eli Cohen

Kfir Yadgar

Timor Belan

Avi D. Pelossof

Maya Sabari

Aviram Handel

Daniel Marcus

Shlomo Landress*

Yair Shiloni

Joseph D. Gross***

Harel Shaham

Nurit Traurik

Ari Fried**

Orly Tenennbaum

Idan Baki

Shiri Shani

Sagit Ohana-Livne

Avner Finkelshtein

Michael Ayalon

Tamar Cohen

Lior Relevy

Ofer Fleischer

Ziv Rotenberg

Adi Ben-Hur Efroni

Itai Itzkovich

Ronit Rozenstein-Barel

Shlomo Aviad Zider

Ori Yitzhak

Itzchak Lazar

Yiftach Farber

Adi Nahmias-Twina

Inbal Badner

Asaf Avtuvi

Yehonatan Raff

Uri Heller

Oded Uni

Nir Keidar

Assaf Harel

Hila Shimon

Ehud Katzenelson

Gila Ponte-Shlush***

Daniel Lasry

Yoad Cohavy

Maya Hoftman

Alon Peled

Shirin Gabbay-Metzger

Inbar Barak-Bilu (CPA)

Amnon Biss

Nuna Lerner

Dr. Assaf Prussak*

Saray Aharony (CPA)

Sarit Naaman Shaag

Itay Rubin

Shimon Moyal

Avi Meer*

Shahar Eisner

Daniel Skald (CPA)

Reut Oshaya Holzer

Sharon Zeitouni

Ilana Zibenberg

Marina Goldshtein

Anat Schnur Rabinovich

Ariel Zeewi

Nitsan Litwak

Lior Baran

Neta Peled

Joanna Yanowsky

Sagi Padureanu

Itamar Ben Yehuda

Lior Grinblat

Tal Sela

Carolyn Zeimer Vigodny

Elinor Lavie Vardi

Noga Haruvi

Yael Kleinman

Shani Sahar

Adi Haya Raban

Liron Gilor

Dana Suidman

Dan Fisher

Yechiel Zipori

Tom Alkalay

Shahar Oshri

Idan Zohar

Tamar Barchad (CPA)

Tsefi Feldman

Nir Knoll*

Natalie Dragot

Shani Weiss

Marina Portugalov

Maor Israeli

Moshe Sevi

Maayan Frankovich

Keren Ovadia

Yaad Gordon

Hagar Peleg

Smadar Ron

Noa Schweitzer Amar

Roni Sharon Aviram

Nofar Arad

Ayala Livni Shoham

Yehonatan Prussak

Elona Lerner

Maya Rechnitz

Michal Arbov

Zeev Bienenstock

Daniel Barlev

Maya Dvir

Alex Lazarovich

Alex Feldsher

Lior Sharabi

Netanel Kahana

Nir Moses (CPA)

Rafael Shafransky

Ksenya Zemsckov

Assaf Hasson

Karin Avichail

Asaf Alterman

Karin Blank

Netalee Aviv

Amir Tzemach

Liron Karass

Liron Koren

Shiran Knafo

Dalia Karzbrun (CPA)

Sharon Reingwirtz

Alon Shecheransky

Yaniv Chajmovic

Noa Even Sapir

Dafna Sidkiyahu

Avigail Labaton

Moran Ben Dayan (CPA)

Gil Palkovic Tiberg

Yarden Buhnik

Tomer Basson

Amit Ron

Inbal Ronel

Sharon Strauss

Ben Peleg

Shira Abergel-Hajaj

Astar Shechter

Anat Zehavi

Hana Atias

Laura Tal Hadar

Oren Meiri

Anat Primovich

Ran Shamia

Lilach Shamir (CPA)

Omer Razin

Nofar Batsri

Coral Ashkeloni

Inbar Nisim Katz

Shir Hershkovits

Hila Sabah

Inbar Boiangio

David Chester

Michal Lavi-Sneh

Netta Oyerbach

Koral Zellinger

Lee Cohen

Amit Perets

Gali Havkin

Yoel Lavie

Dr. Yehonatan Shiman

Adam Spiegel

Omer Goldenberg

Shai Czarni

Hila Ben Shabat

Tuval Levanon

Eli Shachar

Yehiam Schlesinger

Shaked Shani Korenianski

Yoav Glazner

Daniel Winer

Talia Haninkes

Daniella Weinrauch

Joshua Cohn

Asaf De Toledo

Orel Levy

Ofri Farkash

Shir Besser Rehani

Aryeh Goldman

Yael Heiman

Reut Zalmanovitz

Idan Yaron

Daniel Cohen

Eli Louz

Yelena Korshin

____________

Zvi Ephrat, Senior Counsel

Shai Sharvit, Of-Counsel

Zvi Sohar, Of-Counsel

Rani M. Haj-Yachya, Of-Counsel

3. With respect to the Units, assuming the: (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters; and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefore provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreement.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

With respect to our opinion as to the Ordinary Shares, including any Ordinary Shares issued upon exercise or conversion of any Securities, we have assumed that, at the time of issuance and sale and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

We are members of the Bar of the State of Israel and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. This opinion letter is effective only as of its date and the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption, “Validity of Securities” in the related prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder or Item 509 of Regulation S-K under the Act.

Very truly yours,

/s/ Gornitzky & Co.
Gornitzky & Co.

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